UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

IPIX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-26363	52-2213841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA 20910
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 674-4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On or about July 12, 2005, IPIX Corporation, a Delaware corporation (the “Company”) was orally notified by The Nasdaq Stock Market (“Nasdaq”) that that upon review of the Company’s Listing of Additional Shares Notification Form filed with Nasdaq on June 30, 2005 (the “Additional Share Notification Form”), Nasdaq had concluded that the Company did not comply with Nasdaq’s shareholder approval requirements, as set forth in Nasdaq Marketplace Rule 4350(i)(1)(D) and IM-4350-2 (the “Nasdaq Rules”).

On July 14, 2005, the Company submitted to Nasdaq the requisite information and documentation that Nasdaq had orally requested.  On July 15, 2005, Company received a deficiency notice from Nasdaq’s Listing Qualifications Department stating that, upon review of the Additional Share Notification Form, the Company did not comply with the Nasdaq Rules.  The Nasdaq further informed the Company in the July 15, 2005, deficiency notice that, based upon the materials submitted by the Company on July 14, 2005, the Company had regained compliance with the Nasdaq Rules and that the matter was closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPIX CORPORATION

Dated: July 20, 2005	/s/ Clara M. Conti
Clara M. Conti
Chief Executive Officer